Foldera announces the appointment of its first Chief Operating Officer

Current Vice President of Corporate Finance Hugh Dunkerley named as COO

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Foldera(TM), Inc. (OTCBB:FDRA - News), the next-generation information organizer and messaging/collaboration service, today announced the appointment of Hugh Dunkerley as its Chief Operating Officer.

“I am delighted that Hugh Dunkerley, our current Vice President of Corporate Finance, has accepted this important position,” said Richard Lusk, Foldera’s Founder and Chief Executive Officer. “Hugh is now a critical member of our executive management team and will oversee our operations. Hugh’s background in corporate finance and software development, make him an ideal person to help us take Foldera to the next level.”

“I am extremely pleased to accept this exciting new role and to be joining the executive management team at Foldera,” said Mr. Dunkerley. “I intend to focus on revenue generation, keeping costs down, and improving our Foldera service.”

Prior to joining Foldera in June of 2006, Mr. Dunkerley most recently served as Vice President of Investment Bank Hunter Wise Financial Group, LLC, specializing in banking and advisory services to US and EU companies. Prior to this, Mr. Dunkerley worked at Rare Medium, Inc. (NASDAQ:RRRR) as Strategic Services Group Director, London, and at Magenta Technologies, Ltd., as a project consultant specializing in multi-agent artificial intelligence systems. Mr. Dunkerley received his undergraduate degree from the University of Westminster, London and earned a Masters in Business Administration from South Bank University, London.

Business owners wanting to experience the power of Foldera Activity Folders in their business should register for a beta account at http://www.foldera.com.

About Foldera(TM), Inc.

Foldera(TM) is the secure and easy-to-use service that instantly organizes workflow. Foldera combines web-based email, a file manager, a task manager, a calendar, a contact manager, and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera also has the unique ability to instantly sort and file your sent and incoming email, files, tasks, and events into folders, on a project-by-project basis, chronologically and in real time.

Foldera expects to generate revenues from the sale of services such as extra data storage, premium service and support plans, as well as from embedded search and contextual advertising. Founded in 2001, Foldera is a publicly traded company (OTCBB:FDRA - News), headquartered in Huntington Beach, Calif.

This press release includes a number of forward-looking statements that reflect our management's current views with respect to future events and financial performance. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words "intend," "believe," "will," "may," "could," "expect," "anticipate," "plan," "possible" and similar terms. Actual results could differ materially from the results implied by the forward-looking statements due to a variety of factors, many of which are discussed throughout this press release and in our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:

•	the ability to finance our activities and maintain financial liquidity;
•	unexpected resistance to the adoption of our product offering;
•	changes in consumer preferences or trends;
•	competitive offerings; and,
•	the ability to develop a strong brand identity.

Contact: Foldera, Inc.
Hugh Dunkerley, 714-766-8737
hdunkerley@foldera.com

Media contact: LEWIS PR for Foldera
Katie Eakins / Wanda Soler
619-516-2559
foldera@lewispr.com

Source: Foldera, Inc.